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                                                               Exhibit 10.13


         THIS PROMISSORY NOTE (THE "PROMISSORY NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS PROMISSORY NOTE UNDER THE ACT OR UNLESS THIS PROMISSORY NOTE IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER HAS BEEN OBTAINED TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.


                                 PROMISSORY NOTE

$                                                        Wilmington, Delaware
No.                                                                    , 1999
   ---------

                              TRAVELSCAPE.COM, INC.

         FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of ____________________, ("Holder"), at _________________________________
or at such other place as Holder may from time to time designate, the principal sum of Dollars ($ ), together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth. Payments of both principal and interest shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues.

         The following terms shall apply to this Promissory Note:

         1. SERIES OF NOTES. This Promissory Note is one of a series of like notes due February 11, 2001 of the Maker in a total aggregate principal of $7,036,700 of which $2,190,000 of principal closed on February 12, 1999 and $4,846,700 of principal closed on March 4, 1999, each issued pursuant to the Company's Private Placement Memorandum dated January 26, 1999 (the "Notes").

         2. INTEREST. Interest on the outstanding principal balance of this Promissory Note shall accrue (i) at the rate of ten percent (10%) per annum from the date hereof through February 29, 2000 and (ii) at the rate of twelve percent (12%) per annum from March 1, 2000 through the Maturity Date, as defined below. Interest shall be computed on the actual number of days outstanding based on a three hundred sixty (360) day year.


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         3.   PAYMENT OF INTEREST. Unless all or any portion of the principal balance is paid sooner, interest on the outstanding principal balance of this Promissory Note shall be due and payable in twenty-three (23) consecutive monthly installments as follows: (i) $ on April 1, 1999; (ii) $ each, beginning on May 1, 1999 and continuing on the first day of each and every month thereafter until March 1, 2000; and (iii) $ each, beginning on April 1, 2000 and continuing on the first day of each and every month thereafter until February 1, 2001.

         4. TERM. On February 11, 2001 (the "Maturity Date"), the unpaid principal balance hereunder plus all accrued and unpaid interest and any other payments due hereunder shall be due and payable in full. All parties to this Promissory Note, whether Maker or endorser, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended by the holders of the Notes at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         5. PREPAYMENT. This Promissory Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments hereunder shall be applied first to the payment of accrued and unpaid interest and the balance to the payment of principal.

         6. LATE FEES. If any interest payment due hereunder is not paid within five (5) days after the date due, Maker shall owe and pay to Holder an additional late fee in an amount equal to five percent (5%) of the interest payment which is past due.

         7. ACCELERATION. Upon the consolidation or merger of Maker into another corporation or entity which has less than 50% common ownership with the Maker, a share exchange with a corporation or entity after which less than 50% of the ownership is common to that of the Maker, the sale of all of the stock of the Maker, the sale of all or substantially all of Maker's assets, or an initial public offering of the Maker's stock the entire unpaid principal balance plus accrued interest and all other sums due hereunder shall be due and payable immediately.

         8. COVENANTS BY MAKER. Maker covenants that while the Notes are outstanding, Maker shall (i) not pay dividends to holders of its common stock without the consent of the holders of the Notes; (ii) not pay compensation, including bonuses, to any of the four highest paid executives of the Company in excess of that executive's 1998 compensation, including bonuses, from the Company, where Company is defined collectively as Maker and all of its subsidiaries; (iii) not sell or assign assets of greater value on the Company's books than $100,000 without the consent of the holders of the Notes; (iv) purchase insurance on the life of Tim Poster in the aggregate principal amount of the Notes, unless otherwise waived by the holders of the Notes; (v) provide Holder reasonable access to Maker's offices and records, including access for due diligence performance; (vi) provide Holder with monthly unaudited financial statements of Maker within 45 days after the end of each month; (vii) not merge any entity into the Maker or acquire a corporation or entity without the consent of the holders of the Notes; and (viii) not enter into any long-term debt obligation, excluding those existing as of the date of this Promissory Note, unless that debt is subordinated to the Notes, or unless the consent of the holders of the Notes is obtained.


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         9.   VOTING RIGHTS. The consent, approval, waiver, or any other action of the holders of the Notes as used in this Promissory Note means the affirmative vote of holders of a majority, in dollar amount, of the aggregate outstanding principal amount of the Notes, and such vote shall be required for all actions by holders of the Notes with respect to Maker and for consent, approval or waiver of the holders of the Notes.

         10. COSTS AND EXPENSES; WAIVER BY MAKER. Maker shall pay to Holder and reimburse Holder for any and all costs and expenses, including attorneys' fees and court costs, if any, incurred by Holder in connection with the enforcement or collection hereof, both before and after the commencement of any action by the holders of the Notes to enforce or collect this Promissory Note, but whether or not any such action is commenced by the holders of the Notes. Maker waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Promissory Note and expressly agrees that this Promissory Note or any payment hereunder may be extended by the holders of the Notes from time to time without in any way affecting the liability of any Maker hereunder.

         11. CUMULATIVE REMEDIES; NO WAIVER BY HOLDER. The rights and remedies of Holder hereunder shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holders of the Notes, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

         12. EVIDENCE OF INDEBTEDNESS. This Promissory Note is given and accepted as evidence of indebtedness only, and not in payment or satisfaction of any indebtedness or obligation.

         13. HEADINGS. The headings used in this Promissory Note are for convenience only and are not to be interpreted as a part of this Promissory Note.

         14. GOVERNING LAW. This Promissory Note, having been executed and delivered under seal in the State of Delaware, is to be governed by, construed under and enforced in all respects according to the internal laws of the State of Delaware.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.

ATTEST:

                                       TRAVELSCAPE.COM, INC.


                                       By:
--------------------------                ----------------------------
                               (SEAL)
Jeffrey Marquis, Secretary                Timothy N. Poster, President